                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [ ]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                           SELECT COMFORT CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

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
                              [SELECT COMFORT LOGO]


                          10400 VIKING DRIVE, SUITE 400
                          MINNEAPOLIS, MINNESOTA 55344



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 18, 2000


TO THE SHAREHOLDERS OF SELECT COMFORT CORPORATION:

         The Annual Meeting of Shareholders of Select Comfort Corporation, a Minnesota corporation ("Select Comfort" or the "Company"), will be held on Thursday, May 18, 2000, at 3:00 p.m., local time, at the Hotel Sofitel, or 5601
W. 78th Street, Bloomington, Minnesota 55439, for the following purposes:

         1.   To elect three persons to serve as directors for three-year terms;

         2. To consider and act upon a proposal to amend the Select Comfort Corporation 1997 Stock Incentive Plan to impose a per participant annual limitation of 600,000 shares and to increase the number of shares of common stock reserved for issuance by 1,000,000 from 2,500,000 shares to 3,500,000 shares;

         3. To consider and act upon a proposal to adopt the Select Comfort Corporation 1999 Employee Stock Purchase Plan;

         4. To consider and act upon a proposal to ratify the appointment of KPMG LLP, certified public accountants, as independent auditors for the Company for the fiscal year ending December 30, 2000; and

         5. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Only shareholders of record at the close of business on March 27, 2000 will be entitled to notice of, and to vote at, the meeting and any adjournments thereof. It is important that your shares be represented and voted at the meeting. Please mark, sign, date and mail the enclosed proxy card in the postage-paid envelope provided.

                                                         By  Order of
                                                         the Board of Directors,

                                                         /s/ Mark A. Kimball
                                                         -----------------------
                                                         Mark A. Kimball
                                                         Secretary
April 17, 2000
Minneapolis, Minnesota

                                TABLE OF CONTENTS



                                                                                                                   Page
                                                                                                                   ----
INTRODUCTION ........................................................................................................2
Shareholders Entitled to Vote........................................................................................2
Revocation of Proxies ...............................................................................................2
Quorum Requirements .................................................................................................3
Vote Required........................................................................................................3
Proxy Solicitation Costs ............................................................................................3

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.......................................................4
Security Ownership of Certain Beneficial Owners......................................................................4
Security Ownership of Management.....................................................................................5

ELECTION OF DIRECTORS................................................................................................7
Nomination...........................................................................................................7
Vote Required .......................................................................................................7
Board Recommendation ................................................................................................7
Information About Directors .........................................................................................8
Other Information About Directors ...................................................................................9
Information About the Board and its Committees .....................................................................10
Director Compensation ..............................................................................................11
Compensation Committee Interlocks and Insider Participation ........................................................12

EXECUTIVE COMPENSATION AND OTHER BENEFITS ..........................................................................13
Summary of Cash and Other Compensation .............................................................................13
Option Grants and Exercises ........................................................................................15
Employment and Consulting Agreements ...............................................................................18
Change in Control Arrangements .....................................................................................18

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION ............................................................20
Compensation Philosophy and Objectives .............................................................................20
Executive Compensation Program Components ..........................................................................20
Chief Executive Officer Compensation ...............................................................................22
Section 162(m)......................................................................................................22

COMPARATIVE STOCK PERFORMANCE ......................................................................................23

CERTAIN TRANSACTION ................................................................................................24
Director Relationships .............................................................................................24
Amended and Restated Registration Rights Agreement .................................................................24
Employment and Consulting Agreements ...............................................................................24
Monogram Bank Credit Card Program ..................................................................................24
Investment in SleepTec, Inc. .......................................................................................25

AMENDMENT TO 1997 STOCK INCENTIVE PLAN .............................................................................26
Proposed Amendment .................................................................................................26
Purpose of the Amendment ...........................................................................................26
Summary of the 1997 Plan ...........................................................................................26
Federal Income Tax Consequences ....................................................................................30
Incentive Awards Granted under the 1997 Plan .......................................................................32
Board Recommendation ...............................................................................................32

ADOPTION OF 1999 EMPLOYEE STOCK PURCHASE PLAN ......................................................................34
Summary of Purchase Plan ...........................................................................................34
Federal Income Tax Consequences ....................................................................................37
Board Recommendation ...............................................................................................38

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS ..................................................................39
Appointment of Auditors ............................................................................................39
Board Recommendation ...............................................................................................39

OTHER MATTERS ......................................................................................................40
Section 16(a) Beneficial Ownership Reporting Compliance ............................................................40
Shareholder Proposals For 2001 Annual Meeting ......................................................................40
Other Business .....................................................................................................41
Copies of 1999 Annual Report .......................................................................................41

                                [GRAPHIC OMITTED]

                          10400 VIKING DRIVE, SUITE 400
                          MINNEAPOLIS, MINNESOTA 55344

                                  ------------

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 18, 2000

                                  ------------

                                  INTRODUCTION

                                  ------------

This proxy statement is being mailed to our shareholders beginning on or about April 17, 2000 in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Shareholders. The meeting will be held on Thursday, May 18, 2000, at 3:00 p.m., local time, at the Hotel Sofitel, 5601 W. 78th Street, Bloomington, Minnesota 55439, for the purposes set forth in the Notice of Meeting.

Your vote is important. A proxy card is enclosed for your use. YOU ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS, TO MARK, SIGN, DATE AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE. No postage is required if mailed within the United States Proxies will be voted as specified by you.

Signed proxies that lack any such specification will be voted in favor of the proposals set forth in the Notice of Meeting and in favor of the election as directors of the three nominees listed in this proxy statement.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE PROPOSALS SET FORTH IN THE NOTICE OF MEETING.

SHAREHOLDERS ENTITLED TO VOTE

Shareholders of record at the close of business on March 27, 2000 will be entitled to vote at the meeting. As of that date, there were 17,788,216 outstanding shares of common stock. Each share is entitled to one vote on each matter to be voted on at the Annual Meeting. Shareholders are not entitled to cumulate voting rights.

REVOCATION OF PROXIES

Any shareholder giving a proxy may revoke it at any time prior to its use at the Annual Meeting by:

-   giving written notice of such revocation to the Secretary of Select Comfort,

- filing a duly executed proxy bearing a later date with the Secretary of Select Comfort, or

- appearing at the Annual Meeting and filing written notice of revocation with the Secretary of Select Comfort prior to use of the proxy.

QUORUM REQUIREMENTS

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting (8,894,109 shares) will constitute a quorum for the transaction of business at the Annual Meeting. In general, shares of common stock represented by a properly signed and returned proxy card will be counted as shares present and entitled to vote at the Annual Meeting for purposes of determining a quorum, without regard to whether the card reflects abstentions (or is left blank) or reflects a "broker non-vote" on a matter. A "broker non-vote" is a card returned by a broker on behalf of its beneficial owner customer that is not voted on a particular matter because voting instructions have not been received, and the broker has no discretionary authority to vote.

VOTE REQUIRED

Assuming a quorum is represented at the Annual Meeting, either in person or by proxy, the election of the nominees for director and the approval of the other proposals described in this proxy statement require the affirmative vote of the holders of a majority of the shares present and entitled to vote in person or by proxy at the meeting. Shares represented by a proxy card that includes any broker non-votes on a matter will be treated as shares not entitled to vote on that matter, and thus will not be counted in determining whether that matter has been approved. Shares represented by a proxy card voted as abstaining on any of the proposals will be treated as shares present and entitled to vote that were not cast in favor of a particular matter, and thus will be counted as votes against that matter. Signed proxies that lack any specification will be voted in favor of the proposals set forth in the Notice of Meeting and in favor of the election as directors of the three nominees listed in this proxy statement.

PROXY SOLICITATION COSTS

The cost of soliciting proxies, including the preparation, assembly and mailing of proxies and soliciting material, as well as the cost of forwarding such material to the beneficial owners of our common stock, will be borne by us. Our directors, officers and regular employees may, without compensation other than their regular compensation, solicit proxies by telephone, telegraph or personal conversation. We may reimburse brokerage firms and others for expenses in forwarding proxy materials to the beneficial owners of our common stock.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table sets forth information, as of December 31, 1999, with respect to each person who was known by us to be the beneficial owner of more than 5% of Select Comfort common stock.

                                                                                      SHARES OF COMMON STOCK
                                                                                       BENEFICIALLY OWNED (1)
                                                                                     ----------------------------
NAME                                                                                   AMOUNT    PERCENT OF CLASS
----                                                                                 --------    ----------------
St. Paul Venture Capital, Inc. (2)..........................................         5,293,844         29.6%
Consumer Venture Partners II, L.P. (3)......................................         1,962,801         11.1%
General Electric Capital Corporation (4)....................................         1,076,098          5.7%

------------------------

(1) Except as otherwise indicated in the footnotes to this table, the persons named in the table have sole voting and dispositive power with respect to all shares of common stock. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage of the person or group holding such options or warrants but are not deemed outstanding for computing the percentage of any other person or group.

(2) Includes 4,806,022 shares held by St. Paul Fire and Marine Insurance Company and 321,017 shares held by St. Paul Venture Capital IV, LLC. Includes 59,769 shares issuable upon exercise of outstanding warrants held by St. Paul Fire and Marine Insurance Co. and 9,536 shares issuable upon exercise of outstanding warrants and options held by St. Paul Venture Capital IV, LLC. Includes 97,500 shares issuable upon exercise of outstanding options held by St. Paul Venture Capital V, LLC. St. Paul Companies, Inc. owns all of the issued and outstanding shares of capital stock of St. Paul Fire and Marine Insurance Co. St. Paul Fire and Marine Insurance Co. owns 99% of the membership interests in St. Paul Venture Capital IV, LLC and St. Paul Venture Capital V, LLC. Patrick A. Hopf, Chairman of the Board of Directors of Select Comfort, is the Managing General Partner of St. Paul Venture Capital IV, LLC and St. Paul Venture Capital V, LLC. Does not include shares held of record by Mr. Hopf or his family members. See "--Security Ownership of Management." The address of St. Paul Venture Capital, Inc. is 10400 Viking Drive, Suite 550, Eden Prairie, Minnesota 55344.

(3) Includes 1,962,801 shares held by Consumer Venture Partners II, L.P. Christopher P. Kirchen, a director of Select Comfort, is the general partner of Consumer Venture Associates II, L.P., which is the general partner of Consumer Venture Partners II, L.P. Does not include any shares held of record by Mr. Kirchen. See "--Security Ownership of Management." The address of Consumer Venture Partners II, L.P. is Three Pickwick Plaza, Greenwich, Connecticut 06830.

(4) Includes 1,076,098 shares issuable upon exercise of an outstanding warrant. The address of General Electric Capital Corporation is 260 Long Ridge Road, Stamford, Connecticut 06927.

SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth information regarding the beneficial ownership of Select Comfort common stock as of March 31, 2000 by each director and nominee for director, by each executive officer named in the Summary Compensation Table under the heading "Executive Compensation and Other Benefits" and by all current directors and executive officers of Select Comfort as a group.

                                                      SHARES OF COMMON STOCK
                                                      BENEFICIALLY OWNED (1)
                                                    ---------------------------
NAME                                                AMOUNT     PERCENT OF CLASS
----                                                ------     ----------------
William R. McLaughlin ...................             11,000          *

Ronald E. Mayle (2) .....................            165,028          *

Gregory T. Kliner (3) ...................            111,786          *

James C. Raabe (4) ......................             29,340          *

James D. Gaboury  (5) ...................             30,698          *

Patrick A. Hopf (6) .....................          5,558,029          31.0%

Thomas J. Albani (7) ....................             39,456          *

Christopher P. Kirchen (8) ..............          2,003,360          11.3%

David T. Kollat (9) .....................             39,456          *

William J. Lansing (10) .................             75,100          *

Ervin R. Shames (11) ....................            250,000           1.4%

Jean-Michel Valette (12) ................            228,190           1.3%

H. Robert Hawthorne (13) ................            145,910          *

Daniel J. McAthie (14) ..................             72,203          *

Charles E. Dorsey (15) ..................             86,895          *

All directors and executive officers
as a group (15 persons) (16) ............          8,647,780          46.5%

* Less than 1% of the outstanding shares

(1) Except as otherwise indicated in the footnotes to this table, the persons named in the table have sole voting and dispositive power with respect to all shares of common stock. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage of the person or group holding such options or warrants but are not deemed outstanding for computing the percentage of any other person or group.

(2)      Includes 161,028 shares issuable upon exercise of outstanding options.

(3)      Includes 111,367 shares issuable upon exercise of outstanding options.

(4)      Includes 27,513 shares issuable upon exercise of outstanding options.

(5)      Includes 21,403 shares issuable upon exercise of outstanding options.

(6) Includes 176,999 shares issuable upon exercise of outstanding options and warrants. Also includes an aggregate of 8,000 shares held by Mr. Hopf's spouse and children. Also includes 5,127,039 shares beneficially owned by St. Paul Fire and Marine Insurance Company, St. Paul Venture Capital Affiliates Fund I, LLC, St. Paul Venture Capital IV, LLC and St. Paul Venture Capital V, LLC as of March 31, 2000. St. Paul Venture Capital, Inc. is the manager of St. Paul Venture Capital Affiliates Fund I, LLC. Mr. Hopf is the President of St. Paul Venture Capital, Inc. and the Managing General Partner of St. Paul Venture Capital IV, LLC and St. Paul Venture Capital V, LLC. Mr. Hopf's address is 10400 Viking Drive, Suite 550, Eden Prairie, Minnesota 55344. See "--Security Ownership of Certain Beneficial Owners."

(7)      Includes 1,861 shares issuable upon exercise of outstanding options.

(8) Includes 1,861 shares issuable upon exercise of outstanding options. Also includes 1,962,801 shares beneficially owned by Consumer Venture Partners, L.P., as to which Mr. Kirchen shares voting and dispositive power. Mr. Kirchen has the same business address as Consumer Venture Partners. See "--Security Ownership of Certain Beneficial Owners."

(9)      Includes 39,361 shares issuable upon exercise of outstanding options.

(10)     Includes 6,250 shares issuable upon exercise of outstanding options.

(11) Includes 100,000 shares issuable upon exercise of outstanding options held by Mr. Shames and 100,000 shares issuable upon exercise of outstanding options held by Louise G. Shames, Trustee of the Ervin R. Shames Estate Reduction Family Trust U/A dated October 30, 1997.

(12) Includes 1,861 shares issuable upon exercise of outstanding options. Also includes 203,605 shares held by H&Q Select Comfort Investors, L.P., a related party to Hambrecht & Quist LLC. Mr. Valette, by virtue of his affiliation with the general partner of H&Q Select Comfort Investors, L.P., may be deemed to be the beneficial owner of such shares; however, he disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.

(13)     Includes 12,000 shares held by Mr. Hawthorne's children.

(14) Includes 29,097 shares held by Mr. McAthie's spouse, as to which Mr. McAthie shares voting and dispositive power, and 400 shares issuable upon exercise of outstanding warrants.

(15) Includes 2,000 shares jointly held by Mr. Dorsey and his spouse, as to which Mr. Dorsey shares voting and dispositive power, and an aggregate of 3,000 shares held by Mr. Dorsey's children, as to which Mr. Dorsey has sole voting and dispositive power. Also includes 1,000 shares held by Mr. Dorsey's daughter and 1,000 shares held by Mr. Dorsey's son, as to which shares Mr. Dorsey disclaims beneficial ownership.

(16) Includes an aggregate of 834,921 shares issuable upon exercise of outstanding options and warrants held by officers, directors and their affiliates. Also includes all shares beneficially owned by St. Paul Companies, Inc. and its affiliates, H&Q Select Comfort Investors, L.P. and Consumer Venture Partners. II, L.P.. See "--Security Ownership of Certain Beneficial Owners."

                              ELECTION OF DIRECTORS

                                  (PROPOSAL 1)


NOMINATION

Article XIV of our Articles of Incorporation provides that the number of directors must be at least one but not more than 12 and must be divided into three classes as nearly equal in number as possible. The exact number of directors is determined from time to time by the Board of Directors, and currently consists of eight members. The term of each class is three years and the term of one class expires each year in rotation.

The Board has nominated the following individuals to serve as directors of Select Comfort for terms of three years, expiring at the 2003 Annual Meeting of Shareholders, or until their successors are elected and qualified:

-        Patrick A. Hopf
-        William J. Lansing
-        Ervin R. Shames

All of the nominees are current members of the Board.

VOTE REQUIRED

Proxies can only be voted up to the three persons.

Assuming a quorum is represented at the Annual Meeting, either in person or by proxy, the election of a nominee requires the affirmative vote of a majority of the shares of common stock represented in person or by proxy at the Annual Meeting.

BOARD RECOMMENDATION

The Board recommends a vote FOR the election of Messrs. Hopf, Lansing and Shames. In the absence of other instructions, the proxies will be voted FOR the election of each of Messrs. Hopf, Lansing and Shames.

If prior to the Annual Meeting the Board should learn that any nominee will be unable to serve for any reason, the proxies that otherwise would have been voted for such nominee will be voted for such substitute nominee as selected by the Board. Alternatively, the proxies, at the Board's discretion, may be voted for such fewer number of nominees as results from the inability of any such nominee to serve. The Board has no reason to believe that any of the nominees will be unable to serve.

INFORMATION ABOUT DIRECTORS

         The following table sets forth certain information, as of April 3, 2000, which has been furnished to us by each of our directors.

                                                                                                           DIRECTOR
NAME OF NOMINEE                             AGE              PRINCIPAL OCCUPATION                            SINCE
---------------                             ---              --------------------                            -----
Nominees for three-year terms expiring in 2003:

Patrick A. Hopf (2)                         51       President of St. Paul Venture Capital, Inc.              1991

Ervin R. Shames (2)                         59       Independent Management Consultant                        1996

William J. Lansing (2)                      42       President of NBC Internet Inc.                           1999

Directors not standing for election this year whose terms expire in 2001:

Thomas J. Albani (3)                        57       Former President and Chief Executive Officer             1994
                                                     of Electrolux Corporation

David T. Kollat (3)                         61       President and Chairman of 22 Inc.                        1994

William R. McLaughlin                       43       President and Chief Executive Officer of                 2000
                                                     Select Comfort Corporation

Directors not standing election this year whose term expires in 2002:

Christopher P. Kirchen (1)(3)               57       Managing General Partner of Brand Equity                 1991
                                                     Ventures and General Partner of Consumer
                                                     Venture Partners

Jean-Michel Valette                         39       President and Chief Executive Officer of                 1994
                                                     Franciscan Estates, Inc.

------------------

(1)  Member of the Executive Committee
(2)  Member of the Compensation Committee
(3)  Member of the Audit Committee

OTHER INFORMATION ABOUT DIRECTORS

Patrick A. Hopf was elected Chairman of the Board of Directors on April 19, 1999 and has served as a director of Select Comfort since December 1991. Mr. Hopf also served as the Chairman of the Board of Directors of the Company from August 1993 to April 1996. Mr. Hopf was elected to the Board in connection with the purchase agreement under which the Series A preferred stock was purchased. See "Certain Transactions--Director Relationships." Mr. Hopf has been President of St. Paul Venture Capital, Inc., a venture capital firm, and Managing General Partner of St. Paul Venture Capital IV, LLC since its formation in January 1997. From August 1988 to January 1999, Mr. Hopf served as Vice President of St. Paul Fire and Marine Insurance Company. St. Paul Venture Capital IV, LLC and St. Paul Venture Capital Affiliates Fund I, LLC, of which St. Paul Venture Capital, Inc. is the manager for both, and St. Paul Fire and Marine Insurance Company are investors in the Company. Mr. Hopf also serves as a director of a number of privately held companies.

Ervin R. Shames has served as a director of Select Comfort since April 1996. From April 1996 to April 19, 1999, Mr. Shames served as Chairman of the Board of Directors. Since January 1995, Mr. Shames has served as an independent management consultant to large and small consumer goods and services companies, advising on management and sales strategy. Since 1996 he has been a visiting lecturer at the University of Darden Graduate School of Business. From December 1993 to January 1995, Mr. Shames served as the Chief Executive Officer of Borden, Inc. and was President and Chief Operating Officer of Borden, Inc. from July 1993 until December 1993. Mr. Shames serves as a director and as a member of the compensation committee of the board of directors of Online Resources Communications Corporation.

William J. Lansing has served as a director of Select Comfort since 1999. Mr. Lansing has been Chief Executive Officer of NBC Internet Inc., an integrated media company, since March 2000. Mr. Lansing was the Chief Executive Officer of Fingerhut Companies, Inc., a mail order catalog company, from May 1998 to March 2000. He served as Vice President, Business Development at General Electric Corporation from October 1996 to May 1998. From January 1996 to October 1996, he served as Chief Operating Officer of Prodigy, Inc., an Internet service provider. From September 1986 to December 1995, Mr. Lansing was at McKinsey & Co., where he was a partner leading the consulting firm's Internet practice. Mr. Lansing also serves as a director of Digital River Inc., Net Perceptions, BigStar Entertainment, Inc., Freeshop.com, PCFlowers.com and Mountainzone.com

Thomas J. Albani has served as a director of Select Comfort since February 1994. Mr. Albani served as President and Chief Executive Officer of Electrolux Corporation, a manufacturer of premium floor care machines, from July 1991 to May 1998. From September 1984 to April 1989, Mr. Albani was employed by Allegheny International Inc., a home appliance manufacturing company, in a number of positions, most recently as Executive Vice President and Chief Operating Officer.

David T. Kollat has served as a director of Select Comfort since February 1994. Mr. Kollat has served as President and Chairman of 22 Inc., a research and consulting company for retailers and consumer goods manufacturers, since 1987. From 1976 until 1987, Mr. Kollat served in various capacities for The Limited, including Executive Vice President of Marketing and President of Victoria's Secret Catalogue. Mr. Kollat also serves as a director of numerous companies, including The Limited, Inc., Wolverine World Wide, Inc., Consolidated Stores, Inc., Cooker Restaurant Corporation and Cone Mills.

William R. McLaughlin joined the Company in March 2000 as President and Chief Executive Officer, and was elected as a director by the Board to fill a vacancy created by the resignation of Daniel J. McAthie. From December 1988 to March 2000, Mr. McLaughlin served as an executive of Pepsico Foods International in various capacities, including from September 1996 to March 2000 as President of Frito Lay Europe, Middle East and Africa, and from June 1993 to June 1996, as President of Grupo Gamesa, a cookie and flour company based in Mexico.

Christopher P. Kirchen has served as a director of Select Comfort since December 1991. Mr. Kirchen was elected to the Board in connection with the purchase agreement under which the Series B preferred stock was purchased. See "Certain Transactions--Director Relationships." Mr. Kirchen is currently Managing General Partner of Brand Equity Ventures, a venture capital partnership that he co-founded in March 1997. Mr. Kirchen is also a General Partner of Consumer Venture Partners, an investor in the Company, a position he has held since 1986. Mr. Kirchen also serves as a director of a number of privately held companies.

Jean-Michel Valette has served as a director of Select Comfort since 1994. Mr. Valette was elected to the Board in connection with the purchase agreement under which the Series D preferred stock was purchased. See "Certain Transactions--Director Relationships." Mr. Valette has served as President and Chief Executive Officer of Franciscan Estates, Inc., the Fine Wine Division of Canandaigua Brands, Inc. since August 1998. Mr. Valette was a Managing Director of Hambrecht & Quist LLC from October 1994 to August 1998 and served as a Senior Analyst at Hambrecht & Quist LLC from November 1992 to October 1994. Hambrecht & Quist LLC was one of the underwriters of the Company's initial public offering. Mr. Valette also serves as a director of a number of privately held companies.

INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

The Board of Directors met 7 times and took action by written consent on 8 occasions during fiscal 1999. All of the current directors attended 85% or more of the meetings of the Board and all such committees on which they served during fiscal 1999. Messrs. Hawthorne and Macke, whose tenure on the Board ended during 1999, each attended 50% of the meetings of the Board held during their tenure in 1999.

The Board has an Executive Committee, an Audit Committee and a Compensation Committee.

Executive Committee. The Executive Committee has the authority to take all actions that the Board as a whole is able to take, except as limited by applicable law.

The Executive Committee consists of Messrs. Hopf, Kirchen and Shames. The Executive Committee did not meet during fiscal 1999.

Audit Committee. The Audit Committee provides assistance to the Board in satisfying its fiduciary responsibilities relating to our accounting, auditing, operating and reporting practices, and reviews our annual financial statements our, the selection and work our independent auditors and the adequacy of internal controls for compliance with corporate policies and directives.

The Audit Committee consists of Messrs. Albani, Kirchen and Kollat. The Audit Committee met twice during fiscal 1999.

Compensation Committee. The Compensation Committee:

- reviews general programs of compensation and benefits for all of our employees;

- makes recommendations to the Board concerning such matters as compensation to be paid to our officers and directors; and

- administers our stock option and incentive plans, pursuant to which stock options and other incentive awards may be granted to eligible employees, officers, directors and consultants of the Company.

The Compensation Committee consists of Messrs. Hopf, Lansing and Shames. The Compensation Committee met or took action by written consent on three occasions in fiscal 1999.

DIRECTOR COMPENSATION

Meeting Fees. All of our non-employee directors receive $3,500 for each meeting of the Board of Directors attended and $500 for each meeting of the Executive Committee, Audit Committee or Compensation Committee attended.

Stock Options. Each newly elected non-employee director is eligible for an initial grant of options to purchase 20,000 shares of common stock at an exercise price equal to the fair market value of the common stock on the date of grant. These initial options become exercisable in equal monthly increments over a 24-month period, so long as the director remains a director of Select Comfort. After the vesting of this initial grant, each non-employee director is eligible for an annual grant, subject to action by the Board and coincident with the annual meeting of shareholders, of options to purchase 10,000 shares of common stock at an exercise price equal to the fair market value of the common stock on the date of the annual meeting of shareholders. These annual options become exercisable in equal monthly increments over a 36-month period, so long as the director remains a director of Select Comfort. All of the options granted to directors remain exercisable for a period of up to 10 years after the date of grant, subject to continuous service on the Board.

Option Grants for Service as Chairman of the Board. For service as Chairman of the Board, in May 1999 the Board of Directors granted to St. Paul Venture Capital V, LLC, an affiliate of Mr. Hopf's employer, St. Paul Venture Capital, Inc., options to purchase a total of 250,000 shares exercisable at $15.38 per share, of which 50,000 vest in equal monthly increments over 36 months, 50,000 vest at such time that the trading price of Select Comfort common stock has exceeded $50.00 per share for at least 30 consecutive trading days, and 150,000 vest at such time that the trading price of Select Comfort common stock has exceed $100.00 per share for at least 30 consecutive trading days.

Option Grants for Service as Interim President and CEO. Mr. Hopf received no cash compensation for his service as Interim President and CEO during 1999. In consideration of such service, we granted to Mr. Hopf's employer, St. Paul Venture Capital, Inc., 10,000 options per month for the months of July through December 1999.

Reimbursement of Expenses. All directors are reimbursed for travel expenses for attending meetings of the Board and any Board committees.

No Director Compensation for Employee Directors. Directors who are employees of the Company do not receive additional compensation for their services as directors.

Consulting Agreement with Ervin R. Shames. In April 1996, we entered into a consulting agreement with Ervin R. Shames, a director and former Chairman of the Board of Directors of the Company, pursuant to which Mr. Shames rendered certain consulting services to the Company through the end of March 1999. Pursuant to the consulting agreement, Mr. Shames received $30,000 in fiscal 1999.

Consulting Agreement with Lawrence P. Murphy. In May of 1999, we entered into a Consulting Agreement with Lawrence P. Murphy, a director of Select Comfort from June 1999 to January 2000, pursuant to which Mr.

Murphy rendered certain consulting services. In 1999, Mr. Murphy received $100,000 in consulting fees under this Consulting Agreement. Mr. Murphy resigned from the Board in January 2000 and the Consulting Agreement was terminated.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Hopf, Lansing and Shames served as members of the Compensation Committee of the Board of Directors during fiscal 1999. In the last half of 1999, Mr. Hopf served as Interim President and CEO pending the search for the successor to Mr. McAthie, who resigned in July 1999. Mr. Shames rendered certain consulting services to the Company through March 31, 1999. See "Election of Directors -- Director Compensation."

Mr. Hopf is the President of St. Paul Venture Capital, Inc. and Managing General Partner of St. Paul Venture Capital IV, LLC., which are investors in the Company. Mr. Hopf was elected Chairman of the Board of Directors on April 19, 1999 and previously served as Chairman of the Board of Directors of the Company from August 1993 to April 1996.

For a description of certain transactions involving these entities, see "Certain Transactions."

No other relationships existed during fiscal 1999 with respect to Messrs. Hopf, Lansing or Shames that would be required to be disclosed under the rules of the Securities Act of 1933.

                    EXECUTIVE COMPENSATION AND OTHER BENEFITS

SUMMARY OF CASH AND OTHER COMPENSATION

         The following table provides summary information concerning cash and non-cash compensation paid to or earned by (i) each of the persons serving in the capacity of Chief Executive Officer in 1999, (ii) the four most highly compensated executive officers other than the CEO serving as executive officers at the end of 1999, and (iii) Mr. Dorsey, who was an executive officer of the Company until November 24, 1999 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM
                                                  ANNUAL COMPENSATION       COMPENSATION
                                                -----------------------     ------------
                                                                             SECURITIES         ALL OTHER
                                                                             UNDERLYING       COMPENSATION
NAME AND PRINCIPAL POSITION             YEAR    SALARY($)      BONUS($)      OPTIONS(#)          ($)(1)
---------------------------             ----    ---------      --------      ----------          ------
Patrick A. Hopf (2)                     1999   $     --      $     --            50,000             $ --
Former Interim President and Chief
Executive Officer

Daniel J. McAthie (3)                   1999    181,310            --           280,000               --
Former President and Chief Executive    1998    214,856        71,182            55,000            3,580
Officer,                                1997    198,655        23,838            55,000               --

H. Robert Hawthorne (4)                 1999    192,226            --                --               --
Former President and Chief Executive    1998    341,914       107,805             5,000            5,000
Officer                                 1997    225,000        27,000           400,000               --

Ronald E. Mayle (5)                     1999    202,615            --            80,000           13,077
Senior Vice President, Retail           1998    161,231        50,352            25,000               --
                                        1997     12,307         3,500           135,000               --

Charles E. Dorsey (6)                   1999    179,139            --             5,000            2,400
Former Senior Vice President, Direct    1998    167,231        54,233            25,000            3,709
Marketing                               1997    155,540        81,381            35,000               --

Gregory T. Kliner                       1999    183,197            --            15,000            2,139
Senior Vice President, Operations       1998    157,574        52,204            15,000            2,628
                                        1997    147,095        17,652            35,000               --

James C. Raabe (7)                      1999    141,520            --            37,500            2,139
Vice President and Chief Financial
Officer

James D. Gaboury (8)                    1999    134,003        12,500            30,500            2,139
Vice President, Direct Sales


(1) The amounts disclosed for each individual represent Select Comfort's contributions to the accounts of the named individuals in Select Comfort's 401(k) defined contribution plan and payments made for moving expenses.

(2) Mr. Hopf was Interim President and Chief Executive Officer from July 14, 1999 to March 20, 2000. Includes 50,000 shares issuable upon exercise of outstanding options issued to St. Paul Venture Capital V, LLC.

(3) Mr. McAthie was elected President and Chief Executive Officer on April 19, 1999. Prior to April 19, 1999, Mr. McAthie served as Executive Vice President, Chief Operating Officer, Chief Financial Officer and Secretary. Mr. McAthie resigned as President and Chief Executive Officer on July 9, 1999.

(4) Mr. Hawthorne was President and Chief Executive Officer from April 28, 1997 to April 19, 1999.

(5) Mr. Mayle became Senior Vice President, Retail and President of Select Comfort Retail Corporation on December 1, 1997.

(6) Mr. Dorsey resigned as an executive officer of Select Comfort on November 24, 1999.

(7) Mr. Raabe was elected Vice President and Chief Financial Officer on April 19, 1999.

(8)  Mr. Gaboury was elected Vice President, Direct Sales on December 13, 1999.

OPTION GRANTS AND EXERCISES

         The following tables summarize option grants and exercises during the fiscal year ended January 1, 2000 to or by the Named Executive Officers and the potential realizable value of the options held by such persons at January 1, 2000.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                INDIVIDUAL GRANTS (1)
                                -------------------------------------------------------
                                                 PERCENT OF                              POTENTIAL REALIZABLE VALUE
                                                    TOTAL                                  AT ASSUMED ANNUAL RATES
                                 NUMBER OF         OPTIONS                                     OF STOCK PRICE
                                SECURITIES       GRANTED TO      EXERCISE                       APPRECIATION
                                UNDERLYING        EMPLOYEES      OR BASE                     FOR OPTION TERM (2)
                                  OPTIONS         IN FISCAL       PRICE     EXPIRATION   --------------------------
            NAME                GRANTED (#)         YEAR          ($/SH)       DATE           5%            10%
            ----                -----------         ----          ------       ----           --            ---
Patrick A. Hopf                   10,000 (3)        0.5%           $6.91      8/28/09    $   43,396   $   110,032
                                  10,000 (3)        0.5%            7.04      9/28/09        44,132       111,974
                                  10,000 (3)        0.5%            5.77     10/28/09        36,216        91,845
                                  10,000 (3)        0.5%            5.69     11/28/09        35,743        90,619
                                  10,000 (3)        0.5%            4.08     12/28/09        25,628        64,975

Daniel J. McAthie                 50,000 (4)        2.7%           23.50     02/23/09       738,951     1,872,647
                                  30,000 (4)        1.6%           15.38     05/04/09       289,928       734,964
                                 150,000 (5)        8.0%           15.38     05/04/00       114,563       229,875
                                  50,000 (6)        2.7%           15.38     05/04/00        38,187        76,625


H. Robert Hawthorne                  ---            ---              ---          ---           ---           ---

Ronald E. Mayle                   30,000 (4)        1.6%           15.38     05/04/09       289,928       734,964
                                  50,000 (4)        2.7%            7.47     07/28/09       234,794       595,107

Gregory T. Kliner                 10,000 (4)        0.5%           15.38     05/04/09        96,643       244,987
                                   5,000 (4)        0.3%            7.47     07/28/09        23,479        59,511

Charles E. Dorsey                  5,000 (4)        0.3%           15.38     05/04/09        48,321       122,494

James C. Raabe                    10,000 (4)        0.5%            5.60     11/01/09        35,117        89,098
                                   7,500 (4)        0.4%            7.47     07/28/09        35,219        89,266
                                  20,000 (4)        1.8%           15.38     05/04/09       193,285       489,976

James D. Gaboury                  25,000 (4)        1.4%            5.43     12/03/09        85,043       215,825
                                   2,500 (4)        0.1%            7.47     07/28/09        11,740        29,755
                                   3,000 (4)        0.2%           15.38     05/04/09        28,993        73,496


---------------
(1) All of the options granted to the Named Executive Officers were granted under our 1990 Omnibus Stock Option Plan or under our 1997 Stock Incentive Plan.

(2) In accordance with the rules of the Securities and Exchange Commission, the amounts shown on this table represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date and do not reflect our estimates or projections of future common stock prices. The gains shown are net of the option price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend upon the future performance of the common stock, the executive's continued employment with Select Comfort or its subsidiaries and the date on which the options are exercised. The amounts represented in this table might not necessarily be achieved.

(3) Represents options granted to St. Paul Venture Capital V, LLC, an affiliate of St. Paul Venture Capital, Inc., Mr. Hopf's employer. All such options became immediately exercisable at the date of grant.

(4) These options become exercisable in as nearly equal as possible monthly installments over a 36-month period, so long as the executive remains employed by Select Comfort or one of its subsidiaries at that date. To the extent not already exercisable, these options become immediately exercisable in full upon certain changes in control of Select Comfort and remain exercisable for the remainder of their term.

(5) These options become exercisable when the average of the high and low sales prices of Select Comfort's common stock, as reported by the Nasdaq National Market System, exceeds $50.00 per share for at least 30 consecutive trading days.

(6) These options become exercisable when the average of the high and low sales prices of Select Comfort's common stock, as reported by the Nasdaq National Market System, exceeds $100.00 per share for at least 30 consecutive trading days.

                         AGGREGATED OPTION EXERCISES IN
               LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES


                                                              NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                             UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                             SHARES                        OPTIONS AT JANUARY 1, 2000      AT JANUARY 1, 2000 (2)
                           ACQUIRED ON        VALUE       --------------------------      ----------------------
NAME                      EXERCISE (#)   REALIZED ($)(1)  EXERCISABLE   UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
----                      ------------   ---------------  -----------   -------------    -----------   -------------
Patrick A. Hopf (3)                 --   $        --          50,000             --           --           --

Daniel J. McAthie              101,818       160,943              --             --           --           --

H. Robert Hawthorne            226,797     2,745,572              --             --           --           --

Ronald E. Mayle                     --            --         150,694         69,306           --           --

Gregory T. Kliner                   --            --         108,700         14,445           --           --

Charles E. Dorsey               22,739       528,360          19,977             --           --           --

James C. Raabe                   1,500        22,969          20,737         38,263           --           --

James D. Gaboury                   393         5,120          16,669         31,831           --           --


---------------
(1) Value based on the difference between the fair market value of one share of our common stock on the date of exercise and the exercise price of the option.

(2) Value based on the difference between the fair market value of one share of our common stock at January 1, 2000 ($4.0625) and the exercise price of the options ranging from $4.08 to $17.00 per share. Options are in-the-money if the market price of the shares exceeds the option exercise price.

(3) Includes 50,000 shares issuable upon exercise of outstanding options granted to St. Paul Venture Capital V, LLC.

EMPLOYMENT AND CONSULTING AGREEMENTS

H. Robert Hawthorne. In April 1999, we entered into an employment and consulting agreement with H. Robert Hawthorne, our former President and Chief Executive Officer. Under the agreement, Mr. Hawthorne agreed to remain an employee through July 31, 1999 and to serve as an independent contractor on a special project basis through April 30, 2001.

In consideration of this agreement, we agreed to provide Mr. Hawthorne with certain payments and benefits, including (i) payment of a base salary equal to $10,000 per month for the period from May 1, 1999 through July 31, 1999, (ii) payment of a consulting fee equal to $8,250 per month for the period from August 1, 1999 through April 30, 2001, and (iii) continuation of health, dental and life insurance coverage until April 30, 2001. Under the agreement, Mr. Hawthorne agreed not to disclose any of our confidential information, and until April 30, 2001, not to compete with us, interfere with our relationships with any of our current or potential vendors, suppliers, distributors or customers and not to solicit any of our employees so long as they remain employees of Select Comfort.

Ronald E. Mayle. We have entered into a letter agreement with Ronald E. Mayle pursuant to which he serves as our Senior Vice President, Retail. Mr. Mayle receives a base salary and is entitled to receive an incentive bonus if certain performance criteria are met.

Gregory T. Kliner. We have entered into a letter agreement with Gregory T. Kliner pursuant to which he serves as our Senior Vice President, Operations. Mr. Kliner receives a base salary and is entitled to receive an incentive bonus if certain performance criteria are met.

CHANGE IN CONTROL ARRANGEMENTS

Under our 1990 Omnibus Stock Option Plan (the "1990 Plan") and our 1997 Stock Incentive Plan (the "1997 Plan"), if a "change in control" of our company occurs, then, unless the Compensation Committee decides otherwise either at the time of grant of an incentive award or at any time thereafter, all outstanding options will become immediately exercisable in full and will remain exercisable for the remainder of their terms, regardless of whether the participant to whom such options have been granted remains in the employ or service of our company or any subsidiary.

In addition, under the 1997 Plan, if a "change in control" of our company occurs, then, unless the Compensation Committee decides otherwise either at the time of grant of an incentive award or at any time thereafter:

- all outstanding stock appreciation rights will become immediately exercisable in full and will remain exercisable for the remainder of their terms, regardless of whether the participant to whom such stock appreciation rights have been granted remains in the employ or service of our company or any subsidiary;

- all outstanding restricted stock awards will become immediately fully vested and non-forfeitable; and

- all outstanding performance units and stock bonuses will vest and/or continue to vest in the manner determined by the Compensation Committee and set forth in the agreement evidencing such performance units or stock bonuses.

In addition, the Compensation Committee may pay cash for all or a portion of the outstanding options. The amount of cash the participants would receive will equal (a) the fair market value of such shares immediately prior to the change in control minus (b) the exercise price per share and any required tax withholding. The acceleration of the exercisability of options under the 1990 and 1997 Plans may be limited, however, if the acceleration would be subject to an excise tax imposed upon "excess parachute payments."

Under the 1990 and 1997 Plans, a "change in control" will include any of the following:

- the sale, lease exchange or other transfer of all or substantially all of our company's assets to a corporation not controlled by our company;

- the approval by our shareholders of a plan or proposal for the liquidation or dissolution of our company;

- any change in control that is required by the Securities and Exchange Commission to be reported;

- any person who was not a shareholder of our company on the effective date of the plan becomes the beneficial owner of 50% or more of the voting power of our outstanding stock; or

- the "continuity" directors (directors as of the effective date of the Plan and their future nominees) ceasing to constitute a majority of the Board of Directors.

Notwithstanding anything in the foregoing to the contrary, solely for purposes of options granted under such plans prior to July 27, 1999, no change in control will be deemed to have occurred for purposes of the 1990 and 1997 Plans by virtue of any transaction described above which was approved by the affirmative vote of at least a majority of the "continuity" directors, as defined above. For options granted on or after July 27, 1999 each of the transactions constituting a change in control as defined above will constitute a change in control for purposes of the plans regardless of whether the transaction was approved by the continuity directors.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee is comprised solely of non-employee directors and consisted of, Patrick A. Hopf, William J. Lansing and Ervin R. Shames during fiscal 1999. The Compensation Committee makes recommendations to the Board of Directors concerning the compensation and benefits of our directors, executive officers and key managers, and acts on such other matters relating to their compensation as it deems appropriate. In addition, the Compensation Committee administers our stock option and incentive plans, pursuant to which incentive stock options, non-statutory stock options, restricted stock awards, stock appreciation rights, performance units and stock bonuses may be granted to eligible employees, officers, directors and consultants.

COMPENSATION PHILOSOPHY AND OBJECTIVES

The philosophy underlying the decisions and recommendations of the Compensation Committee is to recognize and reward results and achievement at our company and individual level by linking compensation to such achievement. Consistent with this philosophy, the Compensation Committee has set the following objectives for our executive compensation program:

- Motivate officers to achieve desired company performance goals by rewarding such achievements.

- Provide a program of compensation that is competitive with comparable companies to enable us to attract and retain key executive talent.

- Align the interests of our executives with the interests of our shareholders by linking compensation to our performance and by providing our executives with long-term opportunities for stock ownership.

In determining its recommendations as to the compensation of our executives, the Compensation Committee considers factors, such as company performance, both in isolation and in comparison to growth companies of comparable size, development and complexity; the individual performance of each executive officer; historical compensation levels at our company; the overall competitive environment for executives and the level of compensation necessary to attract and retain the level of key executive talent we desire. The Compensation Committee places primary emphasis on company performance rather than individual performance as measured against goals approved by the Compensation Committee. In analyzing these factors, the Compensation Committee may from time to time review competitive compensation data gathered in comparative surveys or collected by independent consultants.

EXECUTIVE COMPENSATION PROGRAM COMPONENTS

The three components of Select Comfort's executive compensation program are base salary, annual cash incentive bonuses, and long-term incentive opportunities under our stock option and incentive plans. Each element of the compensation program is discussed in greater detail below.

Base Salary. The Compensation Committee's recommendations regarding the base salary of each of our executive officers, including the compensation of the President and Chief Executive Officer, are based on a number of factors, including the executive officer's experience and qualifications, the potential impact of the individual on our performance, the level of skill and responsibility required by the individual's position and the other factors described above. Base salaries are reviewed annually, and the Compensation Committee seeks to set executive officer base salaries at moderately to aggressively competitive levels in relation to the companies with which we compete for executives.

Annual Management Incentive Bonus. Our annual management incentive bonus program is designed to provide a direct financial incentive to our executive officers, including the President and Chief Executive Officer, for the achievement of specific company performance goals. Generally, at the beginning of each year, the Compensation Committee establishes a maximum annual bonus, as a percentage of base salary, that the President and Chief Executive Officer and the other executive officers are eligible to receive and the goals against which performance will be measured in determining annual bonuses after the conclusion of the year. In past years, these goals have consisted of financial and non-financial goals, established to motivate the executive officers to achieve milestones that would impact our long-term value.

Long-Term Incentive Compensation. The Compensation Committee makes long-term incentive compensation available to our executive officers, as well as substantially all other employees of Select Comfort, through the grant of stock options approved by the Board of Directors. The purpose of stock option grants is to advance the interests of our company and its shareholders by enabling us to attract and retain persons of ability to perform services for us, including persons performing services for us as executive officers. By granting stock options to executive officers and other employees, the Compensation Committee seeks to align the long-term interests of these individuals with those of our shareholders by creating a strong and direct nexus between compensation and shareholder return and to enable executive officers and key managers to develop and maintain a significant ownership position in our company. The Compensation Committee determines the number of options and the terms and conditions of such options based on certain factors, including the past performance of the executive officer, the executive officer's potential impact on the achievement of our objectives, past grants or awards of stock-based compensation and on comparative compensation data regarding option grants by companies within the specialty retail industry as well as within a broader group of companies of comparable size and complexity. Additionally, options may be granted to an executive officer as an incentive at the time the executive officer joins our company.

All options have an exercise price equal to 100% of the fair market value of the common stock on the date of grant. In general, options become exercisable in as nearly equal as possible monthly increments over a 36-month period and remain exercisable for a period of 10 years from the date of grant, provided the individual continues to be employed by us. Alternatively, some options are "performance-based" and become exercisable upon the achievement of certain performance goals, including the price of our common stock.

In 1999, the Compensation Committee recommended and the Board of Directors approved the grant of options to all of our executive officers and to our key managers. The primary purposes of the 1999 stock option grants was to provide an incentive to newly hired executive officers and managers, to retain previously employed executive officers and managers, and to align the interests of all such executive officers and key managers with the interests of our shareholders.

CHIEF EXECUTIVE OFFICER COMPENSATION

During fiscal 1999, three different people served in the CEO capacity for different parts of the year. Mr. Hawthorne served as President and CEO from the beginning of the year through April 19, 1999 and during that period received his base salary at the annual rate of $350,000 that was established in 1998. Mr. McAthie served as President and CEO from April 19, 1999 through July 9, 1999. At the time of his promotion to President and CEO, Mr. McAthie's annual base salary was increased from $250,000 to $315,000 based on the increased level of responsibility and historical compensation levels at our company. Mr. McAthie was also granted options to purchase (i) up to 30,000 shares vesting over 36 months, (ii) 50,000 shares vesting at such time that the trading price of Select Comfort common stock exceeded $50.00 per share for 30 consecutive trading days and (iii) 150,000 shares vesting at such time that the trading price of Select Comfort common stock exceeded $100.00 per share for 30 consecutive trading days. These options were granted in recognition of the increased level of responsibility assumed by Mr. McAthie and in order to align the interests of Mr. McAthie with the interests of our shareholders. Mr. McAthie resigned as of July 9, 1999 and these option grants lapsed unexercised. Mr. Hopf served as interim President and CEO from and after July 14, 1999 pending the search for Mr. McAthie's successor. Mr. Hopf did not serve as, and was not compensated as, an employee of our company. The Compensation Committee agreed to grant to St. Paul Venture Capital V, LLC, an affiliate of Mr. Hopf's employer, St. Paul Venture Capital, Inc., 10,000 options per month in consideration for the performance by Mr. Hopf of the function of interim President and CEO. None of the foregoing persons performing the duties of CEO during 1999 became eligible for or received any incentive bonus compensation for service as our Chief Executive Officer.

SECTION 162(M)

Section 162(m) of the Internal Revenue Code limits the deductibility of certain compensation paid to the chief executive officer and each of the four other most highly compensated executives of a publicly held corporation to $1,000,000. In 1999, we did not pay "compensation" within the meaning of Section 162(m) to such executive officers in excess of $1,000,000. The $1,000,000 limit on deductibility does not apply to compensation that meets certain requirements for qualified performanced-based compensation as further described in the Internal Revenue Code. The amendment to our 1997 Stock Incentive Plan submitted for approval by shareholders at the Annual Meeting is designed to permit stock options granted under the plan to qualify as deductible performance-based compensation under the Internal Revenue Code (assuming all other applicable requirements are satisfied). The Compensation Committee expects to review periodically other compensation programs for executives subject to Section 162(m) limitations, and consider Section 162(m) modifications to such programs in light of the materiality of potential deductibility benefits and the potential impact of such modifications on other compensation objectives. Because the Compensation Committee seeks to maintain flexibility in accomplishing our compensation goals, however, it has not adopted a policy that all compensation must be fully deductible.

                             Compensation Committee


                             Patrick A. Hopf
                             William J. Lansing
                             Ervin R. Shames

                          COMPARATIVE STOCK PERFORMANCE



         The graph below compares, for the period from December 3, 1998, the date of our initial public offering, to January 1, 2000, the total cumulative shareholder return on Select Comfort common stock to the total cumulative return on The Nasdaq Stock Market (U.S.) Index and the Standard & Poor's 400 Retail (Specialty) Index. The graph assumes a $100 investment in Select Comfort common stock, The Nasdaq Stock Market (U.S.) Index and the Standard & Poor's 400 Retail (Specialty) Index on December 3, 1998 and the reinvestment of all dividends.

                      COMPARISON OF CUMULATIVE TOTAL RETURN
           AMONG SELECT COMFORT CORPORATION, THE STANDARD & POOR'S 400
                            RETAIL (SPECIALTY) INDEX
                    AND THE NASDAQ STOCK MARKET (U.S.) INDEX
                       DECEMBER 3, 1998 TO JANUARY 1, 2000


                 COMPARISON OF 13 MONTH CUMULATIVE TOTAL RETURN
                       AMONG SELECT COMFORT CORPORATION,
             THE NASDAQ STOCK MARKET (U.S.) INDEX AND A PEER GROUP


                                             Standard and Poor's      The Nasdaq Stock
                         Select Comfort           400 Retail            Market (U.S.)
                           Corporation        (Specialty) Index             Index
                         --------------      -------------------      ----------------
December 3, 1998          100                 100                      100
January 2, 1999           156                 124                      109
January 1, 2000            24                 139                      198


*    $100 INVESTED ON 12/3/98 IN STOCK OR INDEX.
     INCLUDING REINVESTMENT OF DIVIDENDS.

                              CERTAIN TRANSACTIONS

DIRECTOR RELATIONSHIPS

Patrick A. Hopf, Chairman of the Board of Directors of Select Comfort, is the President of St. Paul Venture Capital, Inc. and the Managing General Partner of St. Paul Venture Capital IV, LLC and St. Paul Venture Capital V, LLC. St. Paul Venture Capital IV, LLC, St. Paul Venture Capital V, LLC and St. Paul Venture Capital Affiliates Fund I, LLC, for each of which funds, St. Paul Venture Capital, Inc. is the manager, and St. Paul Fire and Marine Insurance Co. are shareholders of our company. Mr. Hopf was elected to the Board in connection with the purchase agreement under which our Series A preferred stock was originally issued in 1991.

Christopher P. Kirchen, a director of Select Comfort, is a general partner of Consumer Venture Associates II, L.P., which is the general partner of Consumer Venture Partners II, L.P., a shareholder of our company. Mr. Kirchen was elected to the Board in connection with the purchase agreement under which our Series B preferred stock was originally issued in 1991.

Jean-Michel Valette, a director of Select Comfort, was a Managing Director of Hambrecht & Quist LLC from October 1994 to August 1998 and a Senior Analyst of Hambrecht & Quist LLC from November 1992 to October 1994. Mr. Valette is also a member of the general partner of H&Q Select Comfort Investors, L.P., an investor in our company and a related party to Hambrecht & Quist LLC. Mr. Valette was elected to the Board in connection with the purchase agreement under which our Series D preferred stock was originally issued in 1994. Hambrecht & Quist LLC was one of the underwriters of our initial public offering completed in December 1998.

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

Several holders of our common stock and warrants to purchase shares of our common stock, including certain directors and more than 5% shareholders, have demand and incidental registration rights covering such shares pursuant to a certain Amended and Restated Registration Rights Agreement dated December 28, 1995, as amended, among Select Comfort and the other parties thereto.

EMPLOYMENT AND CONSULTING AGREEMENTS

In April 1996, we entered into a consulting agreement with Ervin R. Shames, a director and former Chairman of the Board of Directors of Select Comfort, pursuant to which Mr. Shames rendered consulting services for us through the end of March 1999. In May 1999, we entered into a consulting agreement with Lawrence
P. Murphy, a former director of Select Comfort, pursuant to which Mr. Murphy rendered consulting services for us through January 2000. See "Election of Directors--Director Compensation."

For a discussion of the employment agreements entered into by us and the Named Executive Officers, see "Executive Compensation and Other Benefits--Employment and Consulting Agreements."

MONOGRAM BANK CREDIT CARD PROGRAM

General Electric Capital Corporation, one of our principal shareholders, which controls Monogram Credit Card Bank of Georgia (the "Bank"), had an indirect interest in our consumer credit arrangements with the Bank in 1999. Under these arrangements, the Bank offered to our qualified customers an unsecured revolving credit arrangement to finance purchases from us. For all purchases financed under these arrangements, the Bank paid us an amount equal to the total amount of purchases net of promotional related discounts and less amounts retained for limited recourse on bad debts.

Upon commencement of our consumer credit arrangements with the Bank, the Bank paid us a $500,000 incentive bonus, and we paid the Bank $500,000 as an amount to be retained by the Bank for returned products.

Effective in July 1999, we terminated this consumer credit arrangement with the Bank. A successor to the Bank purchased substantially all of the outstanding receivables from the Bank in July 1999. As a result of this transaction, we received $9.8 million that had been retained by the Bank as security and included in our accounts receivable.

INVESTMENT IN SLEEPTEC, INC.

In May 1999, we entered into a Series C Preferred Stock Purchase Agreement pursuant to which we invested $2,000,000 in SleepTec, Inc., a developer and manufacturer of sofa sleepers with air supported mattresses, in exchange for 57% of the Series C Convertible Preferred Stock of SleepTec, which represented approximately 10.3% of the fully diluted equity of SleepTec at that time. In December 1999, the Series C Convertible Preferred Stock of SleepTec was split on a 1.45714 for 1 basis. As a result of this stock split, our investment in the Series C Convertible Preferred Stock of SleepTec currently represents approximately 13.55% of the fully diluted equity of SleepTec. SleepTec is the developer and manufacturer of the sofa sleepers with air supported mattresses that we intend to offer through our distribution channels beginning later this year. In fiscal 1999, we purchased products in the amount of $93,474 from SleepTec.

Affiliates of St. Paul Venture Capital, Inc. own a majority of the outstanding capital stock of SleepTec. Patrick A. Hopf, the Chairman of the Board of Directors of Select Comfort, is the President of St. Paul Venture Capital, Inc. and a member of the Board of Directors of SleepTec, Inc. All of the terms of our relationship with SleepTec are determined through arm's-length negotiations and management believes that all such terms are no less favorable than terms available from any unrelated party.

                     AMENDMENT TO 1997 STOCK INCENTIVE PLAN

                                  (PROPOSAL 2)


PROPOSED AMENDMENT

On March 28, 1997, our Board of Directors adopted the Select Comfort Corporation 1997 Stock Incentive Plan (the "1997 Plan"), which our shareholders approved on March 27, 1998. On March 2, 2000, the Board amended the 1997 Plan, subject to shareholder approval, to (i) to impose a limit on the number of options that may be granted to any participant during any fiscal year in the amount of 600,000 shares and (ii) increase the number of shares of common stock reserved for issuance under the 1997 Plan by 1,000,000, from 2,500,000 shares to 3,500,000 shares. You are being asked to approve this amendment at the Annual Meeting.

PURPOSE OF THE AMENDMENT

Providing stock option grants and other incentive awards under the 1997 Plan is an important element in the overall success of Select Comfort. In general, the Board believes that equity-based incentives align the interests of our management and employees with those of our shareholders. In addition, providing stock option grants and other incentive awards under the 1997 Plan is an important strategy for attracting and retaining the type of high-quality executives, employees and advisors the Board believes necessary for Select Comfort to achieve its goals. Given the intense competition for such personnel, the Board believes that its ability to offer competitive compensation packages, including those with equity-based incentive components, is particularly important in attracting and retaining qualified candidates.

The addition of a limit on the number of options that may be granted to any participant during any fiscal year is designed to permit options granted under the Plan to qualify for an exemption from the provisions of Section 162(m) of the Internal Revenue Code (the "Code"). Section 162(m) of the Code limits the deductibility of certain compensation paid to the CEO and each of the four other most highly compensated executives. However, certain types of "performance-based compensation" are excepted from this limit, and the amendment to the Plan proposed hereby is designed to allow options granted under the Plan to qualify for an exception from the Section 162(m) limitation for performance-based compensation.

A general description of the basic features of the 1997 Plan is outlined below. Unless otherwise indicated, the following summary of the principal provisions of the 1997 Plan assumes the approval of the proposed amendment to the 1997 Plan. This summary is qualified in its entirety by reference to the actual text of the 1997 Plan, a copy of which you may obtain from us at the address set forth at the beginning of this proxy statement.

SUMMARY OF THE 1997 PLAN

INTRODUCTION. The 1997 Plan permits us to grant options, stock appreciation rights, restricted stock awards, performance units and stock bonuses.

PURPOSE OF THE 1997 PLAN. The 1997 Plan's purpose is to advance our interests and the interests of our shareholders by enabling us to attract and retain talented persons by:

- providing an incentive to such individuals through equity participation in our company; and

- rewarding such individuals who contribute to the achievement of our economic objectives.

ELIGIBLE PARTICIPANTS. All employees (including officers and directors who are also employees) of Select Comfort or any subsidiary and any non-employee directors, consultants and independent contractors of Select Comfort or any subsidiary who, in the judgment of the Compensation Committee, have contributed, are contributing or are expected to contribute to the achievement of our economic objectives are eligible to participate in the 1997 Plan. On April 1, 2000, there were approximately 1,954 employees eligible to be granted incentive awards under the 1997 Plan.

Participants may be granted one or more incentive awards, alone or in combination with other awards. The incentive awards will always be subject to whatever terms and conditions the Compensation Committee determines, provided such terms and conditions are consistent with the 1997 Plan.

ADMINISTRATION. The Compensation Committee of the Board of Directors administers the 1997 Plan. The Compensation Committee has the authority to determine all provisions of incentive awards as long as they are consistent with the terms of the 1997 Plan. The Compensation Committee also has the authority to amend or modify the terms of any outstanding incentive award in any manner. Any such amendment or modification, however, must be permitted by the 1997 Plan and may not adversely affect any participant's rights without his or her consent. Each determination, interpretation or other action of the Committee will be conclusive and binding for all purposes on all persons.

STOCK SUBJECT TO THE 1997 PLAN. Prior to the proposed amendment of the 1997 Plan described in this proxy statement, there were 2,500,000 shares of common stock authorized for issuance under the 1997 Plan. The amendment to the 1997 Plan proposed hereby would increase the number of shares authorized under the 1997 Plan from 2,500,000 to 3,500,000 shares. As of March 1, 2000, we had granted options to purchase an aggregate of 2,995,875 shares of common stock under the 1997 Plan, 403,367 of which had been exercised, 759,557 of which had been cancelled, and 1,832,951 of which remain outstanding. As of March 1, 2000, 263,682 shares of common stock were available for future grants under the 1997 Plan. We have also agreed to grant options to purchase up to 600,000 shares to William R. McLaughlin under the 1997 Plan, subject to shareholder approval of the increase in the number of shares available under the 1997 Plan. If this proposal is approved by the shareholders at the Annual Meeting, after taking into account the 600,000 options committed to Mr. McLaughlin, 663,682 shares of common stock will be available for future grants.

The following points describe how the number of shares of common stock available for issuance under the 1997 Plan is determined at any point in time.

- Outstanding incentive awards -- reduces the maximum number of shares available for issuance.

- Shares issued upon exercise of outstanding options -- reduces the maximum number of shares available for issuance.

- Incentive award lapses or expires unexercised or unvested-- shares become available again for issuance.

- Option is forfeited or terminated unexercised or unvested -- shares become available again for issuance.

- Restricted stock award is forfeited -- shares do not become available for further issuance under the 1997 Plan.

- We pay for the incentive award, in cash, not common stock -- shares become available again for issuance.

OPTIONS. An option provides the optionee with the opportunity to purchase shares of common stock in a specified amount, at a predetermined price for a specific period of time. Incentive options must be granted with an exercise price equal to at least the fair market value of the common stock on the date of grant, which is defined in the 1997 Plan to equal the average of the high and low trading prices of the common stock on the Nasdaq National Market on the date of grant. On March 1, 2000, the average of the high and the low trading prices as reported on the Nasdaq National Market was $5.61 per share. Options will become exercisable at such times and in such installments as may be determined by the Compensation Committee, provided that options may not be exercisable after 10 years from their date of grant.

The exercise price of options must be paid in cash, except that the Compensation Committee may allow payment to be made (in whole or in part) by delivery of a "broker exercise notice" (pursuant to which the broker or dealer is instructed to sell enough shares or loan the optionee enough money to pay the exercise price and to remit such sums to us), a promissory note or by transfer of shares of common stock (either previously owned by the participant or to be acquired upon option exercise). The aggregate fair market value of shares of common stock with respect to which incentive stock options within the meaning of Section 422 of the Internal Revenue Code become exercisable for the first time by a participant in any calendar year may not exceed $100,000. Any incentive options in excess of this amount will be treated as non-statutory options.

STOCK APPRECIATION RIGHTS. A stock appreciation right is a right to receive a payment from us in the form of common stock, cash or a combination of both, equal to the difference between the fair market value of one or more shares of common stock and the exercise price of such shares. The exercise price of a stock appreciation right will be determined by the Compensation Committee, but may not be less than the fair market value of the common stock on the date of grant. Stock appreciation rights become exercisable at such times and in such installments as may be determined by the Compensation Committee, except that stock appreciation rights may not become exercisable prior to six months from their date of grant and may not be exercisable after 10 years from their date of grant. A holder of a stock appreciation right has no rights as a shareholder with respect to any shares subject to a stock appreciation right unless and until he or she exercises the right and the Compensation Committee decides to pay the holder in the form of common stock.

RESTRICTED STOCK AWARDS. A restricted stock award is an award of shares of common stock that cannot be transferred to any person for some predetermined period of time, and may have to be returned to us upon the occurrence of certain conditions. The Compensation Committee may impose such restrictions or conditions to the vesting of restricted stock awards as it deems appropriate, including that the participant remain in the continuous employ or service with our company for a certain period or that the participant or our company satisfy certain performance goals or criteria. No restricted stock award may vest prior to six months from its date of grant. Unless the Compensation Committee determines otherwise, any dividends or distributions paid with respect to shares of common stock subject to the unvested portion of a restricted stock award will be subject to the same restrictions as the shares to which such dividends or distributions relate.

PERFORMANCE UNITS. A performance unit is a right to receive cash, common stock, or a combination of both, upon the achievement of established performance goals. A performance unit will vest at such times and in such installments as may be determined by the Compensation Committee. The Compensation Committee may impose such restrictions or conditions to the vesting of performance units as it deems appropriate, including that the participant remain in the continuous employ or service with our company for a certain period or that the participant or our company satisfy certain performance goals or criteria.

STOCK BONUSES. A stock bonus is an award of common stock upon the achievement of established performance goals.

EFFECT OF BREACH OF CONFIDENTIALITY OR NON-COMPETE AGREEMENT. Without notice, the Compensation Committee may immediately terminate all of a participant's rights under the 1997 Plan and his or her incentive awards if such participant materially breaches the terms of any confidentiality or non-compete agreement entered into with Select Comfort or any subsidiary, whether such breach occurs before or after the participant voluntarily terminates his or her service with our company.

EFFECT OF CHANGE IN CONTROL. See "Executive Compensation and Other Benefits -- Change in Control Arrangements" for discussion regarding the effects of a "change in control" on incentive awards granted under the 1997 Plan.

EFFECT OF TERMINATION OF EMPLOYMENT OR SERVICE. In the event a participant's employment or other service with us is terminated by reason of death, disability or retirement,

- all outstanding option and stock appreciation rights will remain exercisable to the extent then exercisable for a period of one year after such termination (three months in the case of retirement), but in no event after their original expiration date,

- all restricted stock awards then held by the participant will become fully vested and nonforfeitable, and

- all performance units and stock bonuses then held by the participant will vest or continue to vest according to their original terms.

In the event a participant's employment or other service with our company is terminated for any other reason, other than for cause, all outstanding option and stock appreciation rights will remain exercisable to the extent then exercisable for a period of three months after such termination.

In the event a participant's employment or other service with our company is terminated for cause,

- all outstanding option and stock appreciation rights will immediately terminate without notice,

- all restricted stock awards that have not vested as of such termination will be terminated and forfeited, and

- all performance units and stock bonuses then held by the participant will vest or continue to vest according to their original terms.

Select Comfort may, in its discretion, modify these post-termination provisions, provided that no option or stock appreciation right may remain exercisable beyond its expiration date.

AMENDMENT OF 1997 PLAN. The Board of Directors has the following powers with respect to the 1997 Plan:

- The Board may suspend or terminate all or a portion of the 1997 Plan at any time.

- The Board may amend the 1997 Plan to conform to any change in applicable laws or regulations.

- The Board may amend the 1997 Plan in whatever manner it deems to be in our best interests.

The Board may not, however, make an amendment to the 1997 Plan without shareholder approval if shareholder approval is required under Rule 16(b)(3) under the Securities Exchange Act of 1934, Section 422 of the Internal Revenue Code or the rules of the Nasdaq Stock Market. Furthermore, the Board cannot make any modification to the 1997 Plan that would adversely affect outstanding incentive awards without the consent of the affected participants.

TERMINATION. The 1997 Plan will terminate on March 28, 2007, unless terminated earlier by the Board. No incentive award may be granted after such termination. Incentive awards outstanding upon termination of the 1997 Plan may continue to be exercised, or become free of restrictions, in accordance with their terms.

FEDERAL INCOME TAX CONSEQUENCES

The following description of federal income tax consequences is based on current statutes, regulations and interpretations. The description does not include foreign, state or local income tax consequences. In addition, the description is not intended to address specific tax consequences applicable to directors, executive officers or greater than 10% shareholders of our company or to any individual participant who receives an incentive award under the 1997 Plan.

INCENTIVE STOCK OPTIONS. There will not be any federal income tax consequences to either the participant or us as a result of the grant to an employee of an incentive stock option under the 1997 Plan. The exercise by a participant of an incentive stock option also will not result in any federal income tax consequences to us or the participant, except that (i) an amount equal to the excess of the fair market value of the shares acquired upon exercise of the incentive stock option, determined at the time of exercise, over the amount paid for the shares by the participant will be includable in the participant's alternative minimum taxable income for purposes of the alternative minimum tax, and (ii) the participant may be subject to an additional excise tax if any amounts are treated as excess parachute payments (see explanation below). Special rules will apply if previously acquired shares of common stock are permitted to be tendered in payment of an option exercise price.

If the participant disposes of the incentive stock option shares acquired upon exercise of the incentive stock option, the federal income tax consequences will depend upon how long the participant has held the shares. If the participant does not dispose of the shares within two years after the incentive stock option was granted, nor within one year after the participant exercised the incentive stock option, then the participant will recognize a long-term capital gain or loss. The amount of the long-term capital gain or loss will be equal to the difference between (i) the amount the participant realized on disposition of the shares, and (ii) the option price at which the participant acquired the shares. We are not entitled to any compensation expense deduction under these circumstances.

If the participant does not satisfy both of the above holding period requirements, then the participant will be required to report as ordinary income, in the year the participant disposes of the shares, the amount by which the lesser of (i) the fair market value of the shares at the time of exercise of the incentive stock option, or (ii) the amount realized on the disposition of the shares, exceeds the option price for the shares. We will be entitled to a compensation expense deduction in an amount equal to the ordinary income includable in the taxable income of the participant. This compensation income may be subject to withholding. The remainder of the gain recognized on the disposition, if any, or any loss recognized on the disposition, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

NON-STATUTORY STOCK OPTIONS. Neither we nor the participant incurs any federal income tax consequences as a result of the grant of a non-statutory stock option. Upon exercise of a non-statutory stock option, a participant will recognize ordinary income, subject to withholding, on the date of exercise in an amount equal to the difference between (i) the fair market value of the shares purchased, determined on the date of exercise, and (ii) the consideration paid for the shares. The participant may be subject to an additional excise tax if any amounts are treated as excess parachute payments (see explanation below). Special rules will apply if previously acquired shares of common stock are permitted to be tendered in payment of an option exercise price.

At the time of a subsequent sale or disposition of any shares of common stock obtained upon exercise of a non-statutory stock option, any gain or loss will be treated as long-term or short-term capital gain or loss, depending on the holding period from the date of exercise.

In general, we will be entitled to a compensation expense deduction in connection with the exercise of a non-statutory stock option for any amounts includable in the taxable income of the participant as ordinary income, provided that we comply with any applicable withholding requirements.

STOCK APPRECIATION RIGHTS. A participant who receives a stock appreciation right will not recognize any taxable income at the time of the grant. Upon the exercise of a stock appreciation right, the participant will realize ordinary income in an amount equal to the cash and the fair market value of any shares of common stock received by the participant. Provided that proper withholding is made, we will be entitled to a compensation expense deduction for any amounts includable by the participant as ordinary income.

RESTRICTED STOCK AWARDS. With respect to shares issued pursuant to a restricted stock award that are not subject to a substantial risk of forfeiture, a participant will include as ordinary income in the year of receipt an amount equal to the fair market value of the shares received on the date of receipt. With respect to shares that are subject to a substantial risk of forfeiture, a participant may file an election under Section 83(b) of the Internal Revenue Code within 30 days after the shares are received to include as ordinary income in the year of receipt an amount equal to the fair market value of the shares received on the date of receipt (determined as if the shares were not subject to any risk of forfeiture, we will receive a corresponding tax deduction, provided that proper withholding is made. If a Section 83(b) election is made, the participant will not recognize any additional income when the restrictions on the shares issued in connection with the stock award lapse. At the time any such shares are sold or disposed of, any gain or loss will be treated as long-term or short-term capital gain or loss, depending on the holding period from the date of receipt of the restricted stock award.

A participant who does not make a Section 83(b) election within 30 days of the receipt of a restricted stock award that is subject to a substantial risk of forfeiture will recognize ordinary income at the time of the lapse of the restrictions in an amount equal to the then fair market value of the shares. We will receive a corresponding tax deduction, provided that proper withholding is made. At the time of a subsequent sale or disposition of any shares of common stock issued in connection with a restricted stock award as to which the restrictions have lapsed, any gain or loss will be treated as long-term or short-term capital gain or loss, depending on the holding period from the date the restrictions lapse.

PERFORMANCE UNITS. A participant who receives a performance unit will not recognize any taxable income at the time of the grant. Upon settlement of the performance unit, the participant will realize ordinary income in an amount equal to the cash and the fair market value of any shares of common stock received by the participant. Provided that proper withholding is made, we would be entitled to a compensation expense deduction for any amounts includable by the participant as ordinary income.

STOCK BONUSES. With respect to shares issued pursuant to a stock bonus, a participant will include as ordinary income in the year of receipt an amount equal to the fair market value of the shares received as of the date of receipt. We will receive a corresponding tax deduction, provided that proper withholding is made. At the time of a subsequent sale or disposition of any shares of common stock issued in connection with a stock bonus, any gain or loss will be treated as long-term or short-term capital gain or loss, depending on the holding period from the date the shares were received.

EXCISE TAX ON PARACHUTE PAYMENTS. The Internal Revenue Code also imposes a 20% excise tax on the recipient of "excess parachute payments," as defined in the Internal Revenue Code and denies tax deductibility to us on excess parachute payments. Generally, parachute payments are payments in the nature of compensation to employees of a company who are officers, shareholders or highly compensated individuals, which payments are contingent upon a change in ownership or effective control of the company, or in the ownership of a substantial portion of the assets of the company. For example, acceleration of the exercisability of options, or the vesting of restricted stock awards, upon a change in control of our company may constitute parachute payments, and in certain cases, "excess parachute payments."

SECTION 162(M). Under Section 162(m) of the Internal Revenue Code, the deductibility of certain compensation paid to the chief executive officer and each of the four other most highly compensated executives of a publicly held corporation is limited to $1,000,000. Compensation for this purpose generally includes any items of compensation expense described above in connection with incentive awards under the 1997 Plan. However, certain types of compensation are excepted from this limit, including compensation that qualifies as "performance-based compensation." As a result of the amendment of the 1997 Plan as contemplated hereby to impose an annual limit on the number of options granted to any individual, assuming all other applicable requirements are satisfied, any compensation expense resulting from the exercise of options subsequently granted under the 1997 Plan with exercise prices equal to (or greater than) the fair market value of the common stock on the date of grant should qualify as "performance-based compensation" excepted from the limit of
Section 162(m). However, compensation expense in connection with any other incentive awards under the 1997 Plan will be subject to this limit.

INCENTIVE AWARDS GRANTED UNDER THE 1997 PLAN

Information about options granted in fiscal 1999 under the 1997 Plan to the Chief Executive Officer of Select Comfort and the four other most highly compensated executive officers of Select Comfort during fiscal 1999 can be found in the table under the heading "Option Grants in Last Fiscal Year" on page 17 of this proxy statement. In fiscal 1999, options to purchase an aggregate of 493,000 shares were granted to all current executive officers as a group, options to purchase 60,000 shares were granted to current directors who are not executive officers as a group, and options to purchase an aggregate of 1,857,100 shares were granted to all employees (excluding current executive officers) as a group under the 1997 Plan.

No information can be provided with respect to options or awards that may be granted in the future under the 1997 Plan. Such awards are within the discretion of the Board of Directors and the Compensation Committee. Neither the Board of Directors nor the Compensation Committee has determined future awards or who might receive them.

BOARD RECOMMENDATION

The Board of Directors recommends that the shareholders vote FOR approval of the amendment to the 1997 Plan to (i) to impose a limit on the number of options that may be granted to any participant during any fiscal year in the amount of 600,000 shares and (ii) increase the number of shares of common stock reserved for issuance by 1,000,000, from 2,500,000 shares to 3,500,000 shares. The affirmative vote of the holders of a majority of the shares of common stock present and entitled to vote in person or by proxy on this matter at the Annual Meeting, and at least a majority of the minimum number of votes necessary for a quorum, is necessary for approval. Unless a contrary choice is specified, proxies solicited by the Board will be voted FOR approval of the amendment to the 1997 Plan.

                                   ADOPTION OF
                        1999 EMPLOYEE STOCK PURCHASE PLAN

                                  (PROPOSAL 3)


On June 10, 1999, the Board of Directors adopted the 1999 Employee Stock Purchase Plan (the "Purchase Plan"), subject to approval by the shareholders of the Company. The Purchase Plan allows eligible employees of Select Comfort and its subsidiaries to purchase shares of common stock on favorable terms through payroll deductions.

Under the Purchase Plan, Select Comfort conducts a series of offerings of its common stock, each continuing for a period of three months (the "Offering Period") and each beginning on January 1, April 1, July 1 and October 1 of each year, as the case may be (the "Offering Commencement Date"), and ending on the following March 31, June 30, September 30 and December 31, as the case may be (the "Offering Termination Date"). On each Offering Commencement Date, each eligible participating employee (the "Participant") in the Purchase Plan will be granted, by operation of the Purchase Plan, an option (a "Purchase Plan Option") to purchase as many full shares of common stock as can be purchased with payroll deductions authorized by the Participant and credited to the Participant's account during that Offering Period.

The purpose of the Purchase Plan is to advance the interests of Select Comfort and its shareholders by allowing employees of Select Comfort and its subsidiaries the opportunity to acquire an ownership interest in Select Comfort through these purchases.

The major features of the Purchase Plan are summarized below, which summary is qualified in its entirety by reference to the actual text of the Purchase Plan, a copy of which may be obtained from Select Comfort.

SUMMARY OF THE PURCHASE PLAN

GENERAL. Any employee (including any executive officer) of Select Comfort or any participating subsidiary, other than an employee whose customary employment is five months or less per calendar year, who has been continuously employed by Select Comfort or a subsidiary prior to the Offering Commencement Date for an Offering Period will be eligible to participate in that Offering Period.

The maximum number of shares of common stock available for issuance under the Purchase Plan is 500,000 shares. Any shares of common stock that are subject to a Purchase Plan Option that terminates unexercised will automatically become available again for issuance under the Purchase Plan. The number and type of securities subject to outstanding Purchase Plan Options and the exercise price of outstanding Purchase Plan Options will be appropriately adjusted in the event of any common stock dividend, split-up, recapitalization, merger, consolidation, combination or exchange or other change in the corporate structure or shares of Select Comfort. If the total number of shares that would otherwise be issuable on any Offering Termination Date exceeds the number of shares then available under the Purchase Plan (after deduction of all shares for which Purchase Plan Options have been exercised or are then outstanding), Select Comfort will make a pro rata allocation of the shares remaining available for Purchase Plan Option grants in as uniform and equitable a manner as it deems appropriate.

Following shareholder approval of the Purchase Plan, the Purchase Plan will be administered by the Compensation Committee (the "Committee") of the Board. Members of the Committee are appointed from time to time by the Board, serve at the pleasure of the Board, and may resign at any time upon written notice to the Board. The

Committee has the authority to make, administer and interpret such rules and regulations as it deems necessary to administer the Purchase Plan.

PARTICIPATION. An eligible employee may become a Participant in the Purchase Plan by completing an enrollment form authorizing payroll deductions on the form provided by Select Comfort and filing it with the Human Resources Department not later than the 15th day of the month immediately preceding the Offering Commencement Date of the first Offering Period in which the Participant wishes to participate. Payroll deductions for a Participant will begin with the first payroll following the applicable Offering Commencement Date and will continue until the termination of the Purchase Plan, subject to withdrawal by the Participant at any time as described below. An otherwise eligible employee will not be granted a Purchase Plan Option under the Purchase Plan if, immediately after the grant, the Participant would own shares of common stock and/or hold outstanding options to purchase shares of common stock possessing 5% or more of the total combined voting power or value of all classes of stock of Select Comfort or of any subsidiary. As of March 1, 2000, approximately 1,900 persons were eligible to participate in the Purchase Plan.

PAYROLL DEDUCTIONS. By completing and filing a participation form, a Participant elects to have payroll deductions made from the Participant's total compensation on each payday during the Offering Period at a rate equal to a whole percentage from 1% to 15% of the total compensation that he or she would have received on the payday (or such other minimum or maximum percentages as the Committee may from time to time establish). No increases or decreases in the amount of payroll deductions for a Participant may be made during an Offering Period. A Participant may increase or decrease the rate of the Participant's payroll deductions under the Purchase Plan for subsequent Offering Periods by completing an amended enrollment form and filing it no later than the 15th day of the month immediately preceding the Offering Commencement Date of the Offering Period for which the increase or decrease is to become effective. A Participant may discontinue participation in the Purchase Plan at any time as described below.

The funds accumulated through a Participant's payroll deductions under the Purchase Plan are credited to an account established under the Purchase Plan for the Participant. These funds are held by Select Comfort as part of its general assets, usable for any corporate purpose, and Select Comfort is not obligated to keep these funds separate from its other corporate funds. Participants will not receive any interest from Select Comfort for the funds accumulated from their payroll deductions under the Purchase Plan and may not make any separate cash payment or contribution to such account.

PURCHASE OF SHARES. On each Offering Commencement Date, each Participant is granted, by operation of the Purchase Plan, a Purchase Plan Option to purchase as many full shares of common stock as he or she will be able to purchase with the payroll deductions credited to the Participant's account during the Offering Period plus the balance (if any) carried forward from the preceding Offering Period. Unless a Participant withdraws from the Purchase Plan as described below, the Participant's Purchase Plan Option will be exercised automatically on the Offering Termination Date for the purchase of the number of full shares of common stock that the accumulated payroll deductions in the Participant's account on the Offering Termination Date will purchase at the applicable price, determined in the manner described below. The number of shares of common stock that may be purchased under the Purchase Plan, however, will be limited as follows: (i) no Participant may purchase more than 2,000 shares of common stock under the Purchase Plan in any given Offering Period; and (ii) no Participant may be granted a Purchase Plan Option that permits such Participant's rights to purchase common stock under the Purchase Plan and any other "employee stock purchase plans" of Select Comfort and its subsidiaries to become exercisable at a rate that exceeds $25,000 of fair market value of such shares of common stock (determined at the time such Purchase Plan

Option is granted) for each calendar year in which such Purchase Plan Option is outstanding at any time.

The per share purchase price of the shares offered in a given Offering Period will be 85% of the fair market value of one share of common stock on the Offering Termination Date. For this purpose, the fair market value of the common stock will be the average of the reported high and low sale prices of the common stock as reported by the Nasdaq National Market on the applicable date or, if no shares were traded on such day, as of the next preceding day on which there was such a trade. On March 1, 2000, the average of the reported high and low sale prices of the common stock on the Nasdaq National Market was $5.61.

Shares purchased in an Offering Period will be issued as soon as practicable after each Offering Termination Date. The Committee may determine, in its sole discretion, the manner of delivery of shares of common stock purchased under the Purchase Plan. No Participant will have any interest in any shares of common stock subject to a Purchase Plan Option under the Purchase Plan until the Purchase Plan Option has been exercised.

NON-TRANSFERABILITY OF PURCHASE PLAN OPTIONS. Neither payroll deductions credited to a Participant's account nor any rights with regard to the exercise of a Purchase Plan Option or to receive shares of common stock under the Purchase Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or by designation of a beneficiary as provided in the Purchase Plan). Any such attempt at assignment, transfer, pledge or other disposition will have no effect, except that Select Comfort may treat such act as an election to withdraw from the Purchase Plan, in which case the provisions described below will apply.

WITHDRAWAL AND TERMINATION OF EMPLOYMENT. A Participant may terminate participation in the Purchase Plan and withdraw all, but not less than all, of the payroll deductions credited to the Participant's account under the Purchase Plan prior to the Offering Termination Date of an Offering Period by giving written notice to Select Comfort no later than the 15th day of the last month of the Offering Period. The notice must state the Participant's desire to terminate involvement in the Purchase Plan, specify a termination date and request the withdrawal of all of the Participant's payroll deductions held under the Purchase Plan. All of the Participant's payroll deductions credited to the Participant's account will be paid to such Participant as soon as practicable after the termination date specified in the notice (or, if no date is specified, as soon as practicable after receipt of the notice of termination and withdrawal), the Purchase Plan Option for the Offering Period will automatically be canceled, and no further payroll deductions for the purchase of shares of common stock will be made during the Offering Period or for any subsequent Offering Period unless a new enrollment form is filed. A Participant's withdrawal from an Offering Period will not have any effect upon the Participant's eligibility to participate in a succeeding Offering Period or in any similar plan that Select Comfort may adopt.

Upon termination of a Participant's employment for any reason, including retirement, death or disability, the payroll deductions credited to such Participant's account will be returned as soon as practicable after the effective date of termination (or, in the case of the Participant's death, to the person or persons entitled to such funds according to the provisions described above under the section "Non-Transferability of Purchase Plan Options") and the Participant's Purchase Plan Option will automatically be canceled. A transfer of employment between Select Comfort and a subsidiary or between subsidiaries and absences or leaves approved by Select Comfort are not considered termination of employment under the Purchase Plan.

FEDERAL INCOME TAX CONSEQUENCES

The following general description of federal income tax consequences is based upon current statutes, regulations and interpretations. This description is not intended to address specific tax consequences applicable to an individual participant who receives a Purchase Plan Option and does not address special rules that may be applicable to directors, officers and greater-than 10% stockholders of Select Comfort.

The Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code. If the Purchase Plan so qualifies, the amount withheld from a Participant's compensation under the Purchase Plan will constitute ordinary income for federal income tax purposes in the year in which such amounts would otherwise have been paid to the Participant. However, a Participant will generally not recognize any income for federal income tax purposes either on the grant of a Purchase Plan Option or upon the issuance of any shares of common stock under the Purchase Plan.

The federal income tax consequences of disposing of shares of common stock acquired under the Purchase Plan depend upon how long a Participant holds the shares. If a Participant disposes of shares acquired under the Purchase Plan (other than a transfer by reason of death) within a period of two years from the Offering Commencement Date of the Offering Period in which the shares were acquired, an amount equal to the difference between the purchase price and the fair market value of the shares on the last day of the Offering Period will be treated as ordinary income for federal income tax purposes in the taxable year in which the disposition takes place. Such amount may be subject to wage withholding. The difference between the amount realized upon such disposition of the shares and their fair market value on the last day of the Offering Period will constitute capital gain or loss. Whether the gain (or loss) constitutes long-term or short-term capital gain (or loss) will depend upon the length of time the Participant held the stock prior to its disposition. Participants should consult their tax advisors to determine whether any specific gain (or loss) constitutes long-term or short-term capital gain (or loss).

If a Participant disposes of any shares acquired under the Purchase Plan more than two years after the Offering Commencement Date of the Offering Period in which such shares were acquired (or if no disposition has occurred by the time of Participant's death) an amount equal to the lesser of (a) the excess of the fair market value of the shares at the time of disposition (or death) over the purchase price, or (b) the excess of the fair market value of the shares on the Offering Commencement Date of the Offering Period in which the shares were acquired over the purchase price will be recognized as ordinary income and may be subject to wage withholding. With respect to a disposition of such shares, any remaining gain on such disposition will be taxed as long-term capital gain. With respect to a transfer of such shares upon death, any remaining gain or loss will not be recognized. However, a subsequent sale or exchange of such shares by a Participant's estate or the person receiving such shares by reason of the Participant's death may result in capital gain or loss.

No income tax deduction ordinarily is allowed to Select Comfort with respect to the grant of any Purchase Plan Option, the issuance of any shares of common stock under the Purchase Plan or the disposition of any shares acquired under the Purchase Plan and held for two years. However, if a Participant disposes of shares purchased under the Purchase Plan within two years after the Offering Commencement Date of the Offering Period in which the shares were acquired, Select Comfort will receive an income tax deduction in the year of such disposition in an amount equal to the amount constituting ordinary income to the Participant, provided that Select Comfort complies with the applicable wage withholding requirements.

BOARD RECOMMENDATION

The Board of Directors recommends that the shareholders vote FOR approval of the 1999 Employee Stock Purchase Plan. The affirmative vote of the holders of a majority of the shares of common stock present and entitled to vote in person or by proxy on this matter at the Annual Meeting, and at least a majority of the minimum number of votes necessary for a quorum, is necessary for approval. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR approval of the 1999 Employee Stock Purchase Plan.

                          RATIFICATION OF SELECTION OF
                              INDEPENDENT AUDITORS

                                  (PROPOSAL 4)


APPOINTMENT OF AUDITORS

The Board of Directors has appointed KPMG LLP, independent certified public accountants, as our auditors for the year ending December 30, 2000. KPMG LLP has acted as our independent auditors since 1993.

Although it is not required to do so, the Board wishes to submit the selection of KPMG LLP to the shareholders for ratification. If you do not ratify the appointment of KPMG LLP, another firm of independent auditors will be considered by the Board.

Representatives of KPMG LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

BOARD RECOMMENDATION

The Board recommends a vote FOR ratification of the appointment of KPMG LLP as our auditors for the year ending December 30, 2000.

The affirmative vote of the holders of a majority of shares of common stock of the Company present in person or by proxy at the Annual Meeting, and at least a majority of the minimum number of votes necessary for a quorum, is necessary for approval. Unless a contrary choice is specified, proxies solicited by the Board will be voted FOR the ratification of KPMG LLP.

                                 OTHER MATTERS

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and all persons who beneficially own more than 10% of the outstanding shares of our common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock.

Executive officers, directors and greater than 10% beneficial owners are also required to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based upon a review of the copies of such reports furnished to us during the fiscal year ended January 1, 2000 and written representations by such persons, one initial report on Form 3 was not timely filed for each of Tracey Breazeale, Renee Christensen and James Gaboury upon their respective appointment or promotion to executive officer positions at Select Comfort during 1999. All transactions were reported on a timely basis.

SHAREHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

Any shareholder proposal to be included in the proxy materials for the 2001 Annual Meeting of Shareholders must be received by the Company on or before December 17, 2000.

Our Bylaws require advance written notice to the Company of shareholder-proposed business or of a shareholder's intention to make a nomination for director at an annual meeting of shareholders. They also limit the business which may be conducted at any special meeting of shareholders to business brought by the Board.

Specifically, the Bylaws provide that business may be brought before an annual meeting by a shareholder only if the shareholder provides written notice to the Secretary of the Company not less than 120 days prior to the first anniversary of the date that the Company first released or mailed its proxy statement to shareholders in connection with the preceding year's annual meeting. In the event, however, that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary of the preceding year's annual meeting date, notice by the shareholder to be timely must be so delivered not later than the close of business on the later of the 120th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

A shareholder's notice must set forth:

-        a description of the proposed business and the reasons for it,

-        the name and address of the shareholder making the proposal,

- the class and number of shares of common stock owned by the shareholder, and

- a description of any material interest of the shareholder in the proposed business.

Our Bylaws also provide that a shareholder may nominate a director at an annual meeting only after providing advance written notice to the Secretary of the Company within the time limits described above. The shareholder's notice must set forth all information about each nominee that would be required under SEC rules in a proxy statement soliciting proxies for the election of such nominee, as well as the nominee's business and residence address. The notice must also set forth the name and record address of the shareholder making the nomination and the class and number of shares of common stock owned by that shareholder.

OTHER BUSINESS

The management of the Company does not intend to present other items of business and knows of no items of business that are likely to be brought before the Annual Meeting except those described in this proxy statement. However, if any other matters should properly come before the Annual Meeting, the persons named in the enclosed proxy will have discretionary authority to vote such proxy in accordance with their best judgment on such matters.

COPIES OF 1999 ANNUAL REPORT

We will furnish without charge a copy of our Annual Report on Form 10-K (without exhibits) for the fiscal year ended January 1, 2000 upon receipt from any such person of a written request for such an Annual Report.

Such request should be sent to:

     Select Comfort Corporation
     10400 Viking Drive, Suite 400
     Minneapolis, Minnesota  55344
     Attn: Shareholder Information

--------------------------------------------------------------------------------

Your vote is important. Whether or not you plan to attend the Annual Meeting, please vote your shares of common stock by marking, signing, dating and promptly returning the enclosed proxy card in the envelope provided. No postage is required for mailing in the United States.

                                             By Order Of The Board Of Directors

                                             /s/ Mark A. Kimball
                                             ----------------------------------
                                             Mark A. Kimball
                                             Secretary
April 17, 2000
Minneapolis, Minnesota

                             [SELECT COMFORT LOGO]

                                                  ANNUAL MEETING OF SHAREHOLDERS

                                                      THURSDAY, MAY 18, 2000
                                                             3:00 P.M.

                                                           HOTEL SOFITEL
                                                        5601 W. 78TH STREET
                                                   BLOOMINGTON, MINNESOTA 55439

[SELECT COMFORT LOGO]    10400 VIKING DRIVE, SUITE 400
                         MINNEAPOLIS, MINNESOTA 55344                      PROXY
--------------------------------------------------------------------------------

      THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF SELECT COMFORT CORPORATION FOR THE ANNUAL MEETING OF SHAREHOLDERS ON MAY 18, 2000.

The undersigned appoints William R. McLaughlin and Mark A. Kimball, and either of them, the proxies of the undersigned, with full power of substitution in each, to vote at the Annual Meeting of Shareholders to be held on May 18, 2000 and at any adjournment or postponement thereof all of the undersigned's shares of Select Comfort Corporation common stock held of record on March 27, 2000 in the manner indicated on the reverse side hereof, and with the discretionary authority to vote as to any other matters that may properly come before such meeting.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES ON THE REVERSE SIDE.

This proxy, when properly signed, will be voted in the manner directed. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2, 3 AND 4.

                      See reverse for voting instructions.

                            \/ Please detach here \/
--------------------------------------------------------------------------------

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 AND 4.
1. Election of directors:   01 Patrick A. Hopf       02 Ervin R. Shames        [ ] Vote FOR         [ ] Vote WITHHELD
                            03 William J. Lansing                                  all nominees         from all nominees
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE,        -------------------------------------------
WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)
                                                                               -------------------------------------------
2. To amend the Select Comfort Corporation 1997 Stock Incentive Plan.          [ ] For      [ ] Against     [ ] Abstain

3. To adopt the Select Comfort Corporation 1999 Employee Stock Purchase Plan.  [ ] For      [ ] Against     [ ] Abstain

4. To ratify the appointment of KPMG LLP, certified public accountants, as independent auditors for Select Comfort for the fiscal year ending
   December 30, 2000.                                                          [ ] For      [ ] Against     [ ] Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED
FOR EACH PROPOSAL.
Address Change? Mark Box [ ]   Indicate changes below:                           Dated:                             , 2000
                                                                                        ----------------------------

                                                                               -------------------------------------------

                                                                               -------------------------------------------

                                                                               Signature(s) in Box
                                                                               Please sign exactly as your name(s) appear on Proxy,
                                                                               If held in joint tenancy, all persons must sign.
                                                                               Trustees, administrators, etc, should include title
                                                                               and authority. Corporations should provide full
                                                                               name of corporation and title of authorized officer
                                                                               signing the proxy.
